As filed with the Securities and Exchange Commission on March 22, 1999
                       Registration No. 333-_____________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                   -------------------------------------------

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                   -------------------------------------------

                             PACIFIC CAPITAL BANCORP
                        (formerly Santa Barbara Bancorp)
             (Exact name of registrant as specified in its charter)

      California                                                 95-3673456
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

     1021 Anacapa Street
     Santa Barbara, California                                   93101-2036
 (Address of principal executive offices)                        (Zip Code)


              PACIFIC CAPITAL BANCORP DIRECTORS' STOCK OPTION PLAN
                 PACIFIC CAPITAL BANCORP 1994 STOCK OPTION PLAN
       PACIFIC CAPITAL BANCORP 1984 AMENDED AND RESTATED STOCK OPTION PLAN
                            (Full title of the plans)

                   -------------------------------------------

       Jay D. Smith, Esq.                                   Copy to:
       1021 Anacapa Street                              Karen Bryant, Esq.
     Santa Barbara, California  93101                  Jenkens & Gilchrist,
          (805) 564-6310                           A Professional Corporation
    (Name, address and telephone number        1100 Louisiana Street, Suite 1800
    including area code of agent for service)           Houston, Texas  77002

                   -------------------------------------------

                         CALCULATION OF REGISTRATION FEE
                                                                          Proposed                 Proposed
                                                  Amount                  Maximum                  Maximum              Amount of
             Title of Class of                    to be                Offering Price             Aggregate            Registration
        Securities to be Registered          Registered(1)(2)         per Share(3)(4)        Offering Price(3)(4)       Fee(3)(4)
Common Stock, no par value                      550,140 Shares           $ 23.97                $ 6,906,342             $ 1,920

         (1) Includes (i) 81,630 shares of Common Stock issuable under the Pacific Capital Bancorp Directors' Stock Option Plan (the "Directors' Plan"),
(ii) 455,087 shares of Common Stock issuable under the Pacific Capital Bancorp 1994 Stock Option Plan, and (iii) 13,423 shares of Common Stock issuable under the Pacific Capital Bancorp 1984 Amended and Restated Stock Option Plan.
         (2) Pursuant to Rule 416, this Registration Statement is deemed to include additional shares of Common Stock issuable under the terms of the Plans to prevent dilution resulting from any future stock split, stock dividend or similar transaction.
         (3) Estimated solely for the purpose of calculating the registration fee.
         (4) Calculated pursuant to Rule 457(h). Accordingly, the price per share of the Common Stock offered hereunder pursuant to the Plans is based on the following exercise prices: (i) 2,461 shares at $6.06 per share, (ii) 3,519 shares at $6.59 per share, (iii) 81,630 at $6.79 per share, (iv) 144,691 shares at $7.65 per share, (v) 7,442 shares at $ 7.87 per share, (vi) 11,036 shares at $8.48 per share, (vii) 1,118 shares at $8.98 per share, (viii) 2,132 shares at $11.54 per share, (ix) 534 shares at $12.48 per share, (x) 84,000 shares at $12.66 per share, (xi) 3,943 shares at $12.80 per share, (xii) 1,015 shares at $15.87 per share, (xiii) 187,700 shares at $18.40 per share, (xiv) 1,016 at $20.43 per share, (xv) 484 shares at $$21.45 per share, (xvi) 12,582 shares at $22.48 per share, and (xvii) 4,837 shares at $23.97 per share.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The registrant hereby incorporates by reference in this Registration Statement the following documents previously filed by the registrant with the Securities and Exchange Commission (the "Commission"):

          (1) the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

          (2) the registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1998;

          (3) the registrant's Current Reports on Forms 8-K filed January 14, 1999 and December 3, 1998;

          (4) the former Pacific Capital Bancorp's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

          (5) the former Pacific Capital Bancorp's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, and September 30, 1998;

          (6) the Joint Proxy Statement/Prospectus filed by the registrant and the former Pacific Capital Bancorp pursuant to Rule 424(b) on November 10, 1998; and

          (7)  the  description  of  the  common  stock,  no par  value,  of the registrant (the "Common Stock") set forth in the Registration Statement on Form 8-A (Registration No. 0-11113), including any amendment or report filed for the purpose of updating such description.

     All documents filed by the registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents until such time as there shall have been filed a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities remaining unsold at the time of such amendment.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 317 of the California General Corporation Law authorizes a court to award, or a corporation's Board of Directors to grant indemnity to directors, officers, employees and other agents of the corporation ("Agents") in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended.

     The Board of Directors of the registrant has resolved to indemnify the officers and directors of the registrant to the full extent permitted by Section 317 of the California General Corporation Law, and the Sixth Article of the registrant's Certificate of Restatement of Articles of Incorporation and Section
5.3 of the registrant's Amended and Restated Bylaws, as adopted by the Board of Directors on January 26, 1999, authorize the registrant to provide for indemnification of officers and directors to the same extent. This indemnification limits the personal monetary liability of directors in performing their duties on behalf of the registrant, to the extent permitted by the California General Corporation Law, and permits the registrant to indemnify its directors and officers against certain liabilities and expenses, to the extent permitted by the California General Corporation Law. This indemnification is based upon the indemnification provisions previously set forth in the registrant's Articles of Incorporation prior to the merger of Pacific Capital Bancorp into the registrant as approved by Pacific Capital Bancorp's shareholders and the indemnification agreements which were approved by the registrant's shareholders at the annual meeting of shareholders held on March 30, 1988. In addition, the registrant maintains a directors' and officers' liability insurance policy that insures its directors and officers against certain liabilities, including certain liabilities under the Securities Act of 1933.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         (a)      Exhibits.

                  The   following   documents  are  filed  as  a  part  of  this
registration statement.


    Exhibit
    Number                                    Document Description

4.1*     --         Certificate of Restatement of Articles of  Incorporation  of
                    the registrant dated January 27, 1999.
4.2*     --         Amended  and  Restated  Bylaws of the  registrant  effective
                    January 26, 1999.
4.3      --         Pacific  Capital  Bancorp  Directors'  Stock Option Plan and
                    Form of Stock Option Agreement (incorporated by reference to
                    Exhibit 10.25 of Pacific Capital  Bancorp's Annual Report on
                    Form 10-K  (File No.  0-13528)  for the  fiscal  year  ended
                    December 31, 1991).
4.4      --         Pacific  Capital Bancorp 1994 Stock Option Plan, as amended, and  Forms  of  Incentive  and  Non-Qualified  Stock  Option
                    Agreements  (incorporated  by  reference  to  Exhibit  4  to
                    Pacific  Capital  Bancorp  Amendment  No. 1 to  Registration
                    Statement  on Form  S-8  (Reg.  No.  33-83848)  as  filed on
                    November 15, 1994).
4.5      --         Pacific  Capital  Bancorp 1984  Amended and  Restated  Stock
                    Option  Plan  and  Forms  of  Agreements   (incorporated  by
                    reference  to  Exhibit  10.27 of Pacific  Capital  Bancorp's
                    Annual Report on Form 10-K (File No. 0-13528) for the fiscal year ended December 31, 1991).
5.1*     --        Opinion of Counsel
23.1     --         Consent of Counsel (included in the opinion filed as Exhibit
                    5.1).
23.2*    --        Consent of Arthur Andersen LLP.
23.3*    --        Consent of KPMG LLP.

24.1 -- Power of Attorney (see signature page of this registration statement).

*        Filed herewith.

Item 9.  Undertakings.

         A.       The undersigned registrant hereby undertakes:

                  (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                  (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Barbara, State of California on March 16, 1999.

                                               PACIFIC CAPITAL BANCORP

                                           By:      /s/ David W. Spainhour
                                           -------------------------------------
                                                    David W. Spainhour
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Jay D. Smith and Donald Lafler, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that each of said attorneys-in-fact and agents or his substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the dates indicated.

           Signature                                       Capacities                                      Date
           ---------                                       ----------                                      ----

/s/ Donald M. Anderson                   Chairman of the Board and Director                           March 14, 1999
-------------------------------
Donald M. Anderson

/s/ David W. Spainhour                   President, Chief Executive Officer and                       March 16, 1999
-------------------------------
David W. Spainhour                       Director (Principal Executive Officer)

/s/ William S. Thomas, Jr.               Vice Chairman, Chief Operating Officer                       March 16, 1999
-------------------------------
William S. Thomas, Jr.                   and Director

/s/ Donald Lafler                        Senior Vice President and Chief Financial                    March 16, 1999
-------------------------------
Donald Lafler                            Officer (Principal Financial Officer)

/s/ Edward J. Czajka                     Vice President (Principal Accounting                         March 16, 1999
-------------------------------
Edward J. Czajka                         Officer)

/s/ Frank Barranco, M.D.                 Director                                                     March 13, 1999
-------------------------------
Frank Barranco, M.D.








/s/ Edward E. Birch                      Director                                                     March 16, 1999
-------------------------------
Edward E. Birch

/s/ Terrill F. Cox                       Director                                                     March 15, 1999
-------------------------------
Terrill F. Cox

/s/ Richard M. Davis                     Director                                                     March 14, 1999
-------------------------------
Richard M. Davis

/s/ Anthony Guntermann                   Director                                                     March 14, 1999
-------------------------------
Anthony Guntermann

/s/ Dale E. Hanst                        Director                                                     March 16, 1999
-------------------------------
Dale E. Hanst

/s/ D. Vernon Horton                     Director                                                     March 16, 1999
-------------------------------
D. Vernon Horton

/s/ Roger C. Knopf                       Director                                                     March 16, 1999
-------------------------------
Roger C. Knopf

/s/ Clayton C. Larson                    Direcctor                                                    March 16, 1999
-------------------------------
Clayton C. Larson

/s/ William H. Pope                      Director                                                     March 16, 1999
-------------------------------
William H. Pope

/s/ Harry B. Powell                      Director                                                     March 16, 1999
-------------------------------
Harry B. Powell

/s/ Susan Trescher                       Director                                                     March 16, 1999
-------------------------------
Susan Trescher

                                INDEX TO EXHIBITS

                                                                                                      Sequential
    Exhibit                                                                                              Page
    Number                                     Document Description                                     Number
    ------                                     --------------------                                     ------

     4.1*   --      Certificate of Restatement of Articles of  Incorporation  of
                    the registrant dated January 27, 1999.

     4.2*   --      Amended  and  Restated  Bylaws of the  registrant  effective
                    January 26, 1999.

     4.3    --      Pacific  Capital  Bancorp  Directors'  Stock Option Plan and
                    Form of Stock Option Agreement (incorporated by reference to
                    Exhibit 10.25 of Pacific Capital  Bancorp's Annual Report on
                    Form 10-K  (File No.  0-13528)  for the  fiscal  year  ended
                    December 31, 1991).

     4.4    --      Pacific  Capital Bancorp 1994 Stock Option Plan, as amended, and  Forms  of  Incentive  and  Non-Qualified  Stock  Option
                    Agreements  (incorporated  by  reference  to  Exhibit  4  to
                    Pacific  Capital  Bancorp  Amendment  No. 1 to  Registration
                    Statement  on Form  S-8  (Reg.  No.  33-83848)  as  filed on
                    November 15, 1994).

     4.5    --      Pacific  Capital  Bancorp 1984  Amended and  Restated  Stock
                    Option  Plan  and  Forms  of  Agreements   (incorporated  by
                    reference  to  Exhibit  10.27 of Pacific  Capital  Bancorp's
                    Annual Report on Form 10-K (File No. 0-13528) for the fiscal year ended December 31, 1991).

     5.1*   --     Opinion of Counsel

    23.1    --     Consent of Counsel (included in the opinion filed as Exhibit
                    5.1).

    23.2*   --      Consent of Arthur Andersen LLP.

    23.3*   --      Consent of KPMG LLP.

    24.1    --      Power of Attorney (see signature  page of this  registration statement).


--------------------------
*        Filed herewith.